Exhibit 10.4
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of December 5, 2008 (this “Amendment”), by and among PRIVATEBANCORP, INC. a Delaware corporation (the “Borrower”), each of the financial institutions party hereto as “Lenders” and SUNTRUST BANK, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of September 26, 2008 (the “Credit Agreement”);
     WHEREAS, the Borrower desires to issue up to $200,000,000 of senior unsecured debt guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to the FDIC’s temporary liquidity guarantee program established pursuant to 12 C.F.R. Part 370; and
     WHEREAS, in order to facilitate the foregoing, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement on the terms and conditions hereof.
     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Lenders, the Administrative Agent and the Borrower hereby agree as follows:
     1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
     2. Limited Amendments.
     (a) The Credit Agreement is hereby amended by inserting the following defined terms into Section 1.1 in appropriate alphabetical order:
     “FDIC” shall mean the Federal Deposit Insurance Corporation.
     “FDIC Guarantee Program” shall mean the FDIC’s temporary liquidity guarantee program established pursuant to 12 C.F.R. Part 370.
     (b) The Credit Agreement is hereby further amended by deleting the definition of “Base Rate” in Section 1.1 and inserting in lieu thereof the following:
     “Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) or (iii) the sum of (x) LIBOR for an

Interest Period of one month, which shall be determined on each Business Day, plus (y) the excess of 1.25% over the Base Rate Margin. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in the Administrative Agent’s prime lending rate shall be effective from and including the date such change is publicly announced as being effective.
     (c) The Credit Agreement is further amended by deleting the “.” at the end of Section 5.1(h) and inserting in its place “; and” and inserting the following new clause (i) into Section 5.1 immediately following Section 5.1(h):
     “(i) promptly after delivery thereof, all reports, certificates and other data required pursuant to the FDIC Guarantee Program.”
     (d) The Credit Agreement is hereby further amended by deleting the “.” at the end of Section 7.1(i) and inserting in its place “; and” and inserting the following new clause (j) into Section 7.1 immediately following Section 7.1(i):
     “(j) unsecured Indebtedness of the Borrower in an aggregate amount outstanding at any time not to exceed the lesser of (i) $200,000,000 and (ii) the Borrower’s debt guarantee limit pursuant to 12 C.F.R. Section 370.3(b), so long as (v) such Indebtedness qualifies as “FDIC-guaranteed debt” pursuant to 12 C.F.R. Section 370.2(i), (w) such Indebtedness has not otherwise been disqualified pursuant to 12 C.F.R. Section 370.2(i), (x) such Indebtedness has been guaranteed by the FDIC pursuant to the FDIC Guarantee Program, (y) the maturity date of such Indebtedness does not extend beyond June 30, 2012, as such date may be extended by the FDIC pursuant to the FDIC Guarantee Program or otherwise and (z) the FDIC has not terminated the Borrower’s participation in the FDIC Guarantee Program under 12 C.F.R. Section 370.3(e)(3).”
     (e) The Credit Agreement is hereby further amended by inserting the following new Section 7.9 into Article VII:
     “Section 7.9. FDIC Guarantee Program Participation. So long as the Borrower has any Indebtedness outstanding under Section 7.1(j), the Borrower will not opt out of the FDIC Guarantee Program.”
     3. FDIC as Governmental Authority. For the avoidance of doubt, the definition of “Governmental Authority” set forth in Section 1.1 of the Credit Agreement shall, for all purposes, be deemed to include the FDIC for so long as the FDIC has any regulatory authority over the Borrower.
     4. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 5 and 6 below and receipt by the Administrative Agent of the following, each of which shall be in form and substance satisfactory to Administrative Agent:
     (a) This Amendment, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent;
     (b) Payment of all reasonable costs and expenses of the Administrative Agent (including, without limitation, attorneys’ fees) incurred in connection with the Credit Agreement and the other Loan Documents, including, without limitation, the preparation, negotiation, execution and delivery of this Amendment; and
     (c) Such other documents as the Administrative Agent may reasonably request.
     It is the intent of the parties that, notwithstanding the date that all of the foregoing conditions are satisfied, this Amendment shall be effective as of December 5, 2008.
     5. Representations of the Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     (a) Power and Authority. The Borrower has the power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary corporate, and if required, stockholder, action to duly authorize the execution, delivery and performance by it of this Amendment. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.
     (b) No Violation. The execution, delivery and performance by the Borrower of this Amendment, and compliance by the Borrower with the terms and provisions of the Credit Agreement, as amended by this Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority binding upon the Borrower, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which they or any of their property or assets is bound or to which they may be subject or (iii) will not violate any provision of the certificate of incorporation or bylaws of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of the

Credit Agreement, as amended by this Amendment, against the Borrower.
     (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.
     (e) Eligible Entity. The Borrower is an “eligible entity,” as such term is defined in 12 C.F.R. Section 370.2(a) of the rules and regulations of the FDIC.
     6. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).
     7. No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The Borrower hereby ratifies, confirms and reaffirms its liabilities, payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing between the Borrower or the Lenders, or among any of them. This Amendment contains the entire agreement among the Borrower and the Lenders contemplated by this Amendment. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
     8. Other Provisions.
     (a) Except for the amendments expressly set forth and referred to above, the provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent hereby reserve the right to require strict compliance with the terms and conditions of the Credit Agreement and the other Loan Documents in the future.
     (b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.
     (c) The Borrower agrees to reimburse the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by it in connection with the Credit Agreement and this Amendment, the other documents referred to herein and therein, the transactions contemplated hereby and thereby.

     (d) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     (e) THIS AMENDMENT CONSTITUTES THE ENTIRE CONTRACT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.
     (f) In consideration of the amendments contained herein and the Borrower hereby waives and releases each of the Lenders and the Administrative Agent from any and all claims and defenses, whether known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.
     (g) THE PARTIES HERETO HAVE ENTERED INTO THIS AMENDMENT SOLELY TO AMEND TERMS OF THE CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AMENDMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AMENDMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have caused this First Amendment to Revolving Credit Agreement to be duly executed by their respective duly authorized officers and representatives as of the day and year first above written.

PRIVATEBANCORP, INC.
By:	/s/ Dennis Klaeser
	Name:	Dennis Klaeser
	Title:	Chief Financial Officer

SUNTRUST BANK, in its capacities as a Lender and as Administrative Agent
By:	/s/ K. Scott Bazemore
	Name:	K. Scott Bazemore
	Title:	Vice President

[Signatures Continue on Following Pages]

WELLS FARGO BANK, N.A. as a Lender
By:	/s/ Jeffrey D. Bachler
	Name:	Jeffery D. Bachler
	Title:	Vice President

[Signatures Continue on Following Page]
[Signature Page to First Amendment to Credit Agreement with PrivateBancorp, Inc.]

BANK OF AMERICA, N.A., as successor in interest to LaSalle Bank National Association, as a Lender
By:	/s/ Maryanne Fitzmaurice
	Name:	Maryanne Fitzmaurice
	Title:	Senior Vice President

[Signature Page to First Amendment to Revolving Credit Agreement with PrivateBancorp, Inc.]